Exhibit 99.1

NEWS/INFORMATION
Corporate Relations
P.O. Box 695011
Orlando, FL 32869-5011

Contacts:
(Analysts) Matthew Stroud	(407) 245-5288
(Media) Bob McAdam	(407) 245-5404

DARDEN FILES DEFINITIVE PROXY MATERIALS AND

TWO INVESTOR PRESENTATIONS IN CONNECTION WITH 2014 ANNUAL MEETING

Board Recommends Darden Shareholders Vote “FOR ALL” of Darden’s Eight Highly Qualified,

Independent Director Nominees on BLUE Proxy Card Today

ORLANDO, Fla., – September 9, 2014 – Darden Restaurants, Inc. (NYSE: DRI) today filed definitive proxy materials and two investor presentations with the Securities and Exchange Commission (“SEC”) in connection with the Company’s 2014 Annual Meeting of Shareholders to be held on October 10, 2014. Shareholders of record as of the close of business on August 11, 2014 will be entitled to vote at the Annual Meeting. The investor presentations are publicly available under the Events & Presentations tab on the investor relations section of Darden’s website.

As recently announced, Darden’s slate of director nominees for election at the Annual Meeting includes:

•	Four new independent nominees unaffiliated with the Company or Starboard Value L.P. and its affiliates (“Starboard”): Gregory L. Burns, Jeffrey H. Fox, Steven Odland, and Enrique Silva. These new independent nominees, all of whom are current or former Chief Executive Officers, provide additional international restaurant, franchise, consumer, real estate and operations expertise to support the development, oversight and execution of Darden’s operating and brand initiatives, including the turnaround of Olive Garden and the Brand Renaissance plan;

•	Four highly-qualified continuing independent director nominees who provide important and deep understanding of the Company’s operations and the shifts in industry and consumer trends over time and who have a record of taking proactive, decisive action to best position Darden for continued improvement and success: Michael W. Barnes, Christopher J. Fraleigh, Michael D. Rose, and Maria A. Sastre; and

•	Four seats to be filled by candidates proposed by Starboard so that its nominees can directly participate in the decisions regarding Darden’s strategic direction, including the selection of the Company’s next Chief Executive Officer.

With this slate, eight of Darden’s 12 directors would be new to the Board this year. In Darden’s view, these director nominees are proven leaders in their respective fields with knowledge and expertise relevant to the needs of the business and the Company’s strategies. Darden’s director nominees have experience that Darden considers especially relevant, including:

•	Leading global consumer and retail companies with skill sets in operations, food service and restaurants, hospitality, consumer marketing/brand building, supply chain and distribution management, and consumer packaged goods;

•	Developing and executing significant corporate turnarounds through operational improvements, increased financial discipline and exiting of non-core businesses;

•	Optimizing asset portfolios through franchising, real estate development, and mergers and acquisitions, with many of Darden’s independent directors directly overseeing or guiding the strategic direction of real estate portfolios;

•	Serving as senior executive leaders at other publicly traded companies, including in the roles of Chairman, Chief Executive Officer, Chief Operating Officer, as well as serving in Board committee leadership roles and as individual directors; and

•	Developing strategies and policies in other key areas, including technology, human resources, and corporate governance.

The leadership of these director nominees is complemented by Darden’s deep management team, including Darden’s President and Chief Operating Officer, Specialty Restaurant Group President and seven brand Presidents, who collectively have over 225 years of combined restaurant operations experience and a proven record running restaurant operations at Darden and elsewhere.

Highlights of the investor presentation filed today, titled “Providing Shareholders the Balance of Fresh Perspectives and Continuity to Support Continued Progress and Success,” include:

•	The Darden slate is committed to looking at the Company with a fresh perspective. The Darden slate provides new perspectives, continuity of expertise and is designed to avoid the risks and destabilization that could result from the full board turnover that Starboard is seeking and control in the hands of this single minority shareholder.

•	The Company is concerned about ceding total control to Starboard and its preferred nominees given our belief that Starboard’s advisory team has a mixed track record and its Board slate has notable experience gaps.

•	In Darden’s view, voting for Starboard would mean voting for significant risks and disruption and giving Starboard:

•	Control to rapidly implement its externally-developed strategy that was prepared without any foundation of the specifics in our current business;

•	Control to drive near-term execution of its preferred financial engineering transactions based on external analysis without a long-term assessment of the implications; and

•	Control to dictate employment of its handpicked senior management and brand leaders, including the selection of the Company’s next Chief Executive Officer.

•	In contrast, we believe Darden’s proposed Board will have the track record, continuity, experience, independence and fresh perspectives needed to capitalize on Darden’s strengths and enhance shareholder value. Thus, in our view, the 2014 Annual Meeting presents Darden’s shareholders with the key decision between what we believe to be two very different approaches:

•	Either, Darden’s slate, which provides a balance of fresh perspectives from four new, highly qualified independent nominees, continuity of experience and insight from four continuing independent nominees, and four seats to be filled by Starboard – resulting in eight of 12 directors new this year;

•	Or, Starboard’s slate, which results in a full Board turnover and significant associated risks and destabilization, and that gives total control to Starboard and its preferred nominees.

•	Darden’s Board, including its four continuing nominees, has taken a number of proactive steps to improve Darden, including important progressive corporate governance decisions.

•	Darden is making strong progress on its priorities for value creation, including executing the Olive Garden® Brand Renaissance, developing LongHorn Steakhouse® into America’s favorite steakhouse, building on the solid performance at Specialty Restaurants, and further reducing operating overhead and continuing to optimize support and direct operating costs. Darden is confident that its brands are well-positioned to grow at a faster rate than the industry, while still affording the stability to continue to return a significant amount of cash to the Company’s shareholders, including supporting the Company’s current $2.20 per share annual dividend.

•	Starboard’s ideas have been and will continue to be carefully considered. Maximizing value from the Company’s real estate and brand portfolio remains a primary goal for the Board.

•	However, we believe Starboard’s track record of Board representation has been mixed.

•	Given these considerations, Darden urges shareholders to vote on the BLUE proxy card “FOR ALL” of Darden’s highly qualified, independent nominees to the Board of Directors: Michael W. Barnes, Gregory L. Burns, Jeffrey H. Fox, Christopher J. Fraleigh, Steven Odland, Michael D. Rose, Maria A. Sastre and Enrique Silva.

Darden issued another investor presentation today outlining the Board’s rigorous review of Starboard’s transactional proposals. Highlights from this presentation, titled, “Analytical Insights into Starboard’s Proposed Transactions as Requested by and for the Benefit of Shareholders,” include:

•	As with all aspects of Darden’s business, Darden’s reconstituted Board will continuously review all alternatives with the focus on delivering long-term enhancements to value for all Darden shareholders.

•	However, in conversations with shareholders, they have requested, and therefore we are providing, the key analytical insights from the Board’s rigorous review of Starboard’s transactional proposals.

•	Based on the analysis to date, we believe there are a number of reasons to conclude that much of Starboard’s agenda is based on financial engineering supported by optimistic assumptions that could jeopardize Darden’s $2.20 per share annual dividend, Darden’s credit profile, and the continued progress on the Olive Garden Brand Renaissance plan.

The Darden Board believes that many Darden shareholders have concerns about the risks and destabilization that would result from full Board turnover and giving control to a single shareholder’s nominees. We believe these risks are particularly acute given the positive momentum the Company is achieving across its brands, including at Olive Garden, and given the potential adverse effects that giving Starboard control would have on the Board’s ability to recruit the best person to serve as the Company’s next Chief Executive Officer.

The Darden Board noted that, in recognition of the significant risks associated with a full turnover of Darden’s Board that Starboard is seeking, as well as the distraction and costs associated with Starboard’s proxy contest, Darden has made numerous attempts to reach an agreement with Starboard that would enable the Company to avoid this proxy contest. Starboard has, to date, rejected these proposals.

The Board is disappointed that rather than work with the Company to achieve a mutually acceptable resolution that serves the interests of all Darden shareholders, Starboard remains set on pursuing its costly and disruptive proxy contest to take control of the Company. In doing so, Starboard appears to be putting its interests ahead of Darden’s shareholders. By attempting to replace all 12 members of Darden’s Board with its own preferred nominees, Starboard is seeking effective control of the Company – representation which is disproportionate to Starboard’s approximate 8.8% stake in Darden.

Darden shareholders are reminded that their vote is important, no matter how many or how few shares they own. The Board urges shareholders to vote the BLUE proxy card today “FOR ALL” of Darden’s director nominees following the instructions in the Company’s proxy materials that will be mailed to shareholders shortly.

Goldman, Sachs & Co. is serving as Darden’s financial advisor. Morgan Stanley is serving as financial advisor, and Wachtell, Lipton, Rosen & Katz is serving as legal advisor to Darden’s Board of Directors.

Innisfree M&A Incorporated is serving as the Company’s proxy solicitor and can be contacted toll-free at (877) 825-8631.

About Darden Restaurants

Darden Restaurants, Inc., (NYSE: DRI), owns and operates more than 1,500 restaurants that generate approximately $6.3 billion in annual sales. Headquartered in Orlando, Fla., and employing 150,000 people, Darden is recognized for a culture that rewards caring for and responding to people. In 2014, Darden was named to the FORTUNE “100 Best Companies to Work For” list for the fourth year in a row. Our restaurant brands – Olive Garden, LongHorn Steakhouse, Bahama Breeze, Seasons 52, The Capital Grille, Eddie V’s and Yard House – reflect the rich diversity of those who dine with us. Our brands are built on deep insights into what our guests want. For more information, please visit www.darden.com.

Information About Forward-Looking Statements

Forward-looking statements in this communication regarding our ability to improve performance across our brands and enhance shareholder value and all other statements that are not historical facts, including without limitation statements concerning our future economic performance, plans or objectives and expectations regarding the sale of Red Lobster, benefits to Darden and its shareholders from such sale and related matters, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date except as required by law. We wish to caution investors not to place undue reliance on any such forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). These risks and uncertainties include the ability to achieve Darden’s strategic plan to enhance shareholder value including realizing the expected benefits from the sale of Red Lobster, actions of activist investors and the cost and disruption of responding to those actions, including any proxy contest for the election of directors at our annual meeting, food safety and food-borne illness concerns, litigation, unfavorable publicity, risks relating to public policy changes and federal, state and local regulation of our business including health care reform, labor and insurance costs, technology failures, failure to execute a business continuity plan following a disaster, health concerns including virus outbreaks, intense competition, failure to drive sales growth, our plans to expand our smaller brands Bahama Breeze, Seasons 52 and Eddie V’s, a lack of suitable new restaurant locations, higher-than-anticipated costs to open, close, relocate or remodel restaurants, a failure to execute innovative marketing tactics and increased advertising and marketing costs, a failure to develop and recruit effective leaders, a failure to address cost pressures, shortages or interruptions in the delivery of food and other products, adverse weather conditions and natural disasters, volatility in the market value of derivatives, economic factors specific to the restaurant industry and general macroeconomic factors including unemployment and interest rates, disruptions in the financial markets, risks of doing business with franchisees and vendors in foreign markets, failure to protect our service marks or other intellectual property, impairment in the carrying value of our goodwill or other intangible assets, a failure of our internal controls over financial reporting, or changes in accounting standards, an inability or failure to manage the accelerated impact of social media and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from stockholders in connection with the Company’s 2014 annual meeting of stockholders (the “Annual Meeting”). Information regarding the names and interests of such participants in the Company’s proxy solicitation is set forth in the Company’s definitive proxy statement, filed with the SEC on September 9, 2014. Additional information can be found in the Company’s Annual Report on Form 10-K for the year ended May 25, 2014, filed with the SEC on July 18, 2013. These documents are available free of charge at the SEC’s website at www.sec.gov.

The Company will be mailing its definitive proxy statement and proxy card to the stockholders entitled to vote at the Annual Meeting. WE URGE INVESTORS TO READ ANY PROXY STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of any proxy statement and any other documents filed by the Company with the SEC in connection with the proxy solicitation at the SEC’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of the Company’s website at http://investor.darden.com/investors/investor-relations/default.aspx.